UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009
RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 350-9900
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A DEFINITIVE AGREEMENT.
     On March 25, 2009, the Board of Trustees of Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Trust”), authorized and declared a dividend of one preferred share purchase right (a “Right” and collectively, the “Rights”) for each common share of beneficial interest of the Trust (each “Common Share”), outstanding at the close of business on April 10, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Trust one one-thousandth of a Series A Junior Participating Preferred Share of beneficial interest of the Trust (a “Preferred Share”), at a purchase price of $30.00, subject to adjustment (the “Purchase Price”). The specific terms of the Rights are contained in the Rights Agreement, dated as of March 25, 2009, by and between the Trust and American Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agreement”).
     The Board of Trustees has authorized the adoption of the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights impose a significant penalty upon any person or group which acquires beneficial ownership of 15% or more of the Trust’s outstanding Common Shares without the prior approval of the Board of Trustees. The Trust, its subsidiaries, employee benefit plans of the Trust or any of its subsidiaries, and any individual or entity holding Common Shares for or pursuant to the terms of or for the purpose of funding any such employee benefit plan will be excepted.
     The following is a summary of the principal terms of the Rights Agreement. The following summary is a general description only and is qualified in its entirety by the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1. Capitalized terms used but not otherwise defined herein will have meanings given to such terms in the Rights Agreement.
The Rights. Initially, the Rights will trade with, and will be inseparable from, the Common Shares. The Rights will be evidenced (unless earlier expired, redeemed or terminated) by the certificates for the Common Shares (or, in the case of uncertificated Common Shares, by the book-entry account that evidences record ownership of such shares) and not by separate Right Certificates. The registered holders of the Common Shares will be deemed to be the registered holders of the associated Rights. Rights are issued to all shares of Common Shares outstanding as of the Record Date or issued (on original issuance) after the Record Date but before the earlier of the Distribution Date described below or the Expiration Date. Before the exercise of the Rights, the Rights do not give their holders any rights as shareholders of the Trust, including the right to vote or to receive dividends.
Exercisability. The Rights become exercisable and separate from the Common Shares upon the Distribution Date. The “Distribution Date” means the earlier of:
•	The tenth day after the public announcement by the Trust or any person or group of affiliated or associated persons that any person or group of affiliated or associated persons has become an “Acquiring Person” by obtaining beneficial ownership (including any derivative security that increases in value as the value of Common Shares increase or that provides the holder with an opportunity to profit from any increase in the value of Common Shares) of 15% or more of the Trust’s outstanding

Common Shares; or
•	The tenth business day (or such later date as the Board of Trustees may designate before a person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or first public announcement of the intent of any person to commence, a tender or exchange offer by any person or group of affiliated or associated persons, which would, if consummated, result in such person or group becoming an Acquiring Person;
unless the tenth day or tenth business day, as the case may be, referred to above occurs after the date of public announcement of the Rights Agreement and before the Record Date, then the Distribution Date will be at the close of business on the tenth day after the Record Date.
     The Rights will not be exercisable due solely to the ownership of Common Shares by existing Shareholders or their affiliates or assigns, who own 15% or more of the Trust’s outstanding Common Shares as of the date of the Rights Agreement so long as such existing Shareholder does not acquire any additional shares of Common Shares of the Trust that would cause such existing Shareholder’s percentage ownership of shares of Common Shares outstanding to exceed by any amount such existing Shareholder’s percentage ownership (rounded up to the next whole percentage point) as of the date of the Rights Agreement. Furthermore, the Rights will not be exercisable if the Trust’s Board of Trustees determines in good faith that a person or group of affiliated or associated persons has become an Acquiring Person inadvertently and such person or group reduces its holdings below 15% of the Trust’s outstanding Common Shares as promptly as practicable. Finally, the Rights will not be exercisable if the Trust repurchases some of its own Common Shares and, as a result, a person’s or group’s holdings constitute 15% or more of the remaining outstanding Common Shares so long as such person or group does not make any further acquisitions of the Common Shares after the repurchase.
Issuance of Right Certificates. Before the Distribution Date, the Rights will be evidenced by the Common Share certificates (or, if the Common Shares are uncertificated, by the book-entry account that evidences record ownership of such Common Shares) and any transfer of Common Shares will constitute a transfer of the Rights. After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Shares (or, if the Common Shares are uncertificated, by appropriate changes to the book-entry account that evidences record ownership of such Common Shares) at the close of business on the Distribution Date. Thereafter, the Rights will be transferable separately from the Common Shares. Any Rights held by an Acquiring Person are null and void and may not be exercised.
Consequences of a Person or Group Becoming an Acquiring Person.
•	Flip-In. If any person or group of affiliated or associated persons becomes an Acquiring Person, then, after the Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons or transferees thereof) will entitle the holder to purchase, for the Purchase Price, a number of Common Shares having a market value of twice the Purchase Price.

•	Flip-Over. If, after any person or group of affiliated or associated persons becomes an Acquiring Person, (1) the Trust is involved in a merger or other business combination in which the Trust is not the surviving corporation or its Common Shares are changed into or exchanged for other securities or assets; or (2) the Trust or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Trust and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase Price, a number of common shares of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.
Expiration. The Rights will expire at the close of business on March 25, 2010, unless earlier redeemed or exchanged by the Trust, as discussed below.
Redemption. The Board of Trustees may redeem all of the Rights at a price of $0.001 per Right at any time before any person or group of affiliated or associated persons becomes an Acquiring Person. If the Board of Trustees redeems any Right, it must redeem all of the outstanding Rights. Once the Rights are redeemed, the right to exercise the Right will terminate and, thereafter, the only right of the Rights holders will be to receive the redemption price of $0.001 per Right. The redemption price may be adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement.
Exchange. At any time on or after the date any person or group of affiliated or associated persons becomes an Acquiring Person, the Board may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for Common Shares at an exchange ratio of one Common Share per Right. However, the Board of Trustees does not have the power to effect such exchange after any person or group of affiliated or associated persons becomes the owner of 50% or more of the Trust’s outstanding Common Shares.
Anti-Dilution Provisions. The Board of Trustees may adjust the Purchase Price of the Preferred Shares, the number and kind of shares of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, stock split or reclassification of the Preferred Shares. No adjustments to the Purchase Price of less than 1% will be made.
Amendments. For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect without the approval of any holders of Common Shares. At any time when the Rights are no longer redeemable, the Trust may amend the Rights Agreement without the approval of any Rights holders; provided however, that the amendment does not (i) adversely affect the interests of the Rights holders as such (other than any Acquiring Person and certain affiliated persons); (ii) cause the Rights Agreement again to become amendable other than in accordance with the Rights Agreement; or (iii) cause the Rights again to become redeemable.
Preferred Shares Provisions. Each one one-thousandth of a Preferred Share, if issued:
•	will not be redeemable;

•	will entitle holders to receive, when, as and if declared by the Board of Trustees, quarterly dividend payments in an amount per share equal to the greater of, (a) $0.0001 or (b) subject to the provision for adjustment set forth in the Rights Agreement, the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the date on which the last quarterly dividend was declared, or, with respect to the first quarterly dividend payment, since the first issuance of any Series A Junior Participating Preferred Share or fraction thereof;

•	will entitle holders upon liquidation to $1.00 per Series A Junior Participating Preferred Share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment;

•	will entitle holders to the same voting power as one Common Share on all matters submitted to a vote of the Shareholders of the Trust, and each fraction of a Series A Junior Participating Preferred Share will entitle the holder thereof to a pro rata fractional vote; and

•	will entitle holders to a per share payment equal to the aggregate amount of shares, securities, cash and any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged via merger, consolidation, or a similar transaction.
The value of a one one-thousandth interest in a Preferred Share should approximate the value of one Common Share.
Item 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
     Please see the disclosure set forth under Item 1.01 above, which is incorporated by reference into this Item 3.03
Item 5.03 ARTICLES SUPPLEMENTARY
Articles Supplementary.
     In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board of Directors approved an Articles Supplementary Classifying 50,000 Series A Junior Participating Preferred Shares of Beneficial Interest (the “Articles Supplementary”). The Company will file the Articles Supplementary with the State Department of Assessments and Taxation of Maryland on or about March 31, 2009. The Articles Supplementary are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit Number	Description

3.1	Articles Supplementary Classifying 50,000 Series A Junior Participating Preferred Shares of Beneficial Interest as filed with the State Department of Assessments and Taxation of Maryland on or about March 31, 2009.

4.1	Rights Agreement, dated as of March 25, 2009 between Ramco-Gershenson Properties Trust and American Stock Transfer & Trust Company, LLC which includes as Exhibits thereto of the Articles Supplementary, Form of Rights Certificate and the Summary of Terms attached thereto as Exhibits A, B and C, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST
Date: March 31, 2009	By:	/s/ RICHARD J. SMITH
Richard J. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles Supplementary Classifying 50,000 Series A Junior Participating Preferred Shares of Beneficial Interest as filed with the State Department of Assessments and Taxation of Maryland on or about March 31, 2009.

4.1	Rights Agreement, dated as of March 25, 2009 between Ramco-Gershenson Properties Trust and American Stock Transfer & Trust Company, LLC which includes as Exhibits thereto of the Articles Supplementary, Form of Rights Certificate and the Summary of Terms attached thereto as Exhibits A, B and C, respectively.